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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A
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                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                            WHITE CAP HOLDINGS, INC.
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             (Exact name of registrant as specified in its charter)


            Delaware                                           84-1380403
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

3120 Airway Avenue, P.O. Box 1770, Costa Mesa, CA                 92626
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(Address of principal executive offices)                        (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. / /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. / /

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class       Name of each exchange on which
     to be so registered       each class is to be registered
     -------------------       ------------------------------
             None

Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.01 par value
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                                (Title of Class)

                         This document contains 4 pages.

                     The Exhibit Index is located on page 4.


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ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED:
            The description of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), as included under the caption "Description of Capital Stock" in the Prospectus forming part of the Registrant's Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the "Commission") on August 15, 1997, including exhibits, and as may be subsequently amended from time to time (the "Registration Statement"), is hereby incorporated by reference. Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Registration Statement.


ITEM 2.     EXHIBITS.

            * 1.1 Form of Restated Certificate of Incorporation of the
                  Registrant.

            * 1.2 Form of Restated Bylaws of the Registrant.

            * 1.3 Form of Certificate Representing Shares of Common Stock, $.01
                  par value.


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*     To be filed by amendments as exhibits to the Registration Statement and incorporated herein by reference.


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                                   SIGNATURES

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          WHITE CAP HOLDINGS, INC.



                                          By: /s/ Greg Grosch
                                             ----------------------------------
                                          Name:   Greg Grosch
                                          Title:  President


Date: October 17, 1997


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
                                  EXHIBIT INDEX


   Exhibit No.                Description
   -----------                -----------
      1.1 *      Form of Restated Certificate of Incorporation of the
                 Registrant.

      1.2 *      Form of Restated Bylaws of the Registrant.

      1.3 *      Form of Certificate Representing Shares of Common Stock,
                 $.01 par value.


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*     To be filed by amendments as exhibits to the Registration Statement and incorporated herein by reference.


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